UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2013

PILGRIM’S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle
Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

U.S. Credit Facility

     On August 7, 2013, Pilgrim’s Pride Corporation (the “Company”) and its subsidiaries, To-Ricos, Ltd. and To-Ricos Distribution, Ltd. (together, the “To-Ricos Borrowers”), entered into an Amendment and Restatement to Credit Agreement (the “U.S. Credit Facility”) with CoBank, ACB (“CoBank”), as administrative agent, and the other lenders party thereto. The U.S. Credit Facility amends and restates the Company’s existing credit agreement dated December 28, 2009 (the “Prior Credit Facility”) with CoBank, as administrative agent and collateral agent, and other lenders party thereto.

     The U.S. Credit Facility provides for (i) a revolving loan commitment of at least $700 million, (ii) the continuation of a term loan B commitment of approximately $410.1 million (the “Term B Loans”), consisting of a term B-1 loan in the principal amount of approximately $204.9 outstanding (the “Term B-1 Loans”) and a term B-2 loan commitment in the principal amount of approximately $205.2 million outstanding (the “Term B-2 Loans”), and (iii) a delayed draw term loan commitment of up to $400 million (the “Delayed Draw Term Loans”). The Company can draw upon the Delayed Draw Term Loan commitment, in one or more advances, between May 1, 2014 and December 28, 2014. The U.S. Credit Facility also includes an accordion feature that allows us, at any time, to increase the aggregate revolving loan commitment by up to an additional $250.0 million and to increase the aggregate Delayed Draw Term Loan commitment by up to an additional $500.0 million, in each case subject to the satisfaction of certain conditions, including obtaining the lenders’ agreement to participate in the increase and an aggregate limit on all commitments under the U.S. Credit Facility of $1.85 billion.

     The Term B Loans mature on December 28, 2014 with all principal and unpaid interest due at maturity. The revolving loan commitment under the U.S. Credit Facility matures on August 7, 2018. The Delayed Draw Term Loans are payable in quarterly installments beginning in fiscal year 2015 equal to 1.875% of the principal outstanding as of December 28, 2014, with all remaining principal and interest due at maturity on August 7, 2018. Additionally, following the end of each fiscal year, a portion of the Company's cash flow must be used to repay outstanding principal amounts under the Term B Loans. Covenants in the U.S. Credit Facility also require the Company to use the proceeds it receives from certain asset sales and specified debt or equity issuances and upon the occurrence of other events to repay outstanding borrowings under the U.S. Credit Facility.

     The U.S. Credit Facility includes a $100 million sub-limit for swingline loans and a $200 million sub-limit for letters of credit. The interest rate on the outstanding principal under the revolving loan commitment and the Term B-1 Loans were reduced from the rate in effect under the Prior Credit Facility. Outstanding borrowings under the revolving loan commitment, the Term B-1 Loans and the Delayed Draw Term Loans bear interest at a per annum rate equal to (i) in the case of LIBOR loans, LIBOR plus 2.25% through December 31, 2013 and, based on our net senior leverage ratio, between LIBOR plus 1.75% and LIBOR plus 3.75% thereafter, and (ii) in the case of alternate base rate loans, the base rate plus 1.25% through December 31, 2013 and, based on our net senior leverage ratio, between the base rate plus 0.75% and LIBOR plus 2.75% thereafter. Outstanding Term B-2 Loans bear interest at a per annum rate equal to 9.00%, which remains unchanged from the rate in effect under the Prior Credit Facility.

     Actual borrowings by the Company under the U.S. Credit Facility are subject to a borrowing base, which is a formula based on certain eligible inventory, eligible receivables and restricted cash under the control of CoBank, in its capacity as administrative agent. The borrowing base formula will be reduced by the sum of (i) inventory reserves, (ii) rent and collateral access reserves, and (iii) any amount more than 15 days past due that is owed by the Company or its subsidiaries to any person on account of the purchase price of agricultural products or services (including poultry and livestock) if that person is entitled to any grower's or producer's lien or other security arrangement. Revolving loan availability under the borrowing base also will be limited to an aggregate of $25 million with respect to the To-Ricos Borrowers.

     All obligations under the U.S. Credit Facility will continue to be unconditionally guaranteed by certain of the Company's subsidiaries and will continued to be secured by a first priority lien on (i) the domestic (including Puerto Rico) accounts and inventory of the Company and its subsidiaries, (ii) 100% of the equity interests in the To-Ricos Borrowers and the Company's domestic subsidiaries and 65% of the equity interests in the Company's direct foreign subsidiaries, (iii) substantially all of the personal property and intangibles of the Company, the To-Ricos Borrowers and the guarantor subsidiaries and (iv) substantially all of the real estate and fixed assets of the Company and the subsidiary guarantors.

     The Company is also subject to customary covenants under the U.S. Credit Facility, including certain reporting requirements. Further, the U.S. Credit Facility eliminated all financial covenants under the Prior Credit Facility other than the requirement of the Company to continue to comply with a minimum level of tangible net worth. Proceeds of the borrowings under the U.S. Credit Facility may be used to finance the general corporate purposes of the borrowers (including capital expenditures, permitted acquisitions and principal and interest payments under the U.S. Credit Facility). In addition, the U.S. Credit Facility contains a number of covenants that, among other things, relate to the Company's and its subsidiaries' ability to incur capital expenditures in excess of $350 million in any fiscal year, incur additional indebtedness or create liens, pay dividends, redeem shares of capital stock or make certain restricted payments, enter into certain transactions with JBS USA Holdings, Inc. and the Company's other affiliates, and consummate certain asset sales, mergers or other acquisitions.

     The foregoing description of the U.S. Credit Facility and the transactions contemplated by the U.S. Credit Facility does not purport to be complete and is qualified in its entirety by reference to the text of the U.S. Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

     (d)       Exhibits

Exhibit
Number	Description
10.1

Amendment and Restatement to Credit Agreement dated August 7, 2013 among Pilgrim's Pride Corporation, To-Ricos, Ltd. and To-Ricos Distribution, Ltd., CoBank, ACB, as administrative agent, and the lenders party thereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: August 12, 2013	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1

Amendment and Restatement to Credit Agreement dated August 7, 2013 among Pilgrim's Pride Corporation, To-Ricos, Ltd. and To-Ricos Distribution, Ltd., CoBank, ACB, as administrative agent, and the lenders party thereto.